Amendment to Fund Participation Agreement

         This Amendment is made as of December, 2001 by and between SAFECO Life Insurance Company ("SAFECO"), Federated Securities Corp. ("Federated") and Federated Insurance Series (the "Fund").

                                   BACKGROUND

         A. SAFECO, Federated and the Fund are parties to a Fund Participation Agreement dated 19th December 1995 (the "Agreement").

         B. Notwithstanding any contrary provision contained in the Agreement, this amendment amends, supersedes and modifies the Agreement. The parties agree to amend the Agreement as follows:

                                    AMENDMENT

         1.       Exhibit A to the Agreement is amended to read as follows:

                  Anuity Products           Separate Accounts

                  MainSail                  SAFECO Separate Account C
                  Spinnaker                 SAFECO Separate Account C
                  Spinnaker Group           SAFECO SAFEFLEX Separate Account D
                  Spinnaker Plus            SAFECO Resource Variable Account B
                  Spinnaker Advisor         SAFECO Separate Account C
                  SAFEFLEX                  SAFECO SAFEFLEX Separate Account D

                  Variable Life Products

                  Premier Variable          SAFECO Separate Account SL
                  Universal
                  Life Insurance

         2.       Exhibit B to the Agreement is amended to read as follows:

                  Federated Utility Fund II
                  Federated High Income Bond Fund II
                  Federated Equity Income Fund II


FEDERATED SECURITIES                            SAFECO LIFE INSURANCE                      FEDERATED INSURANCE SERIES
CORP.                                           COMPANY


By: /s/ John B. Fisher                          By: /s/ Scott L. Bartholomaus              By: /s/ John W. McGonigle
   -------------------                             --------------------------                 ----------------------
Name:  John B. Fisher                           Name: Scott L. Bartholomaus                Name:  John W. McGonigle
                                                     -
Title: President, Institutional Sales           Title: Vice President                      Title:  Executive Vice President
